                                                                    Exhibit 99.1



                                       Contacts:
                                                Pegasus Solutions
                                                Susan Cole 214-234-4140
                                                Press:  Cindy Foor 214-234-4129


              PEGASUS SOLUTIONS REPORTS FIRST QUARTER 2005 RESULTS
                     COMPLETES SEVERAL PRODUCT ENHANCEMENTS

     Q1 2005 Results
     ---------------
     o   Revenues (GAAP):  $41.6 million
     o   Revenues (adjusted):  $43.7 million
     o   Net loss per share (GAAP):  ($0.08)
     o   Diluted net income per share (adjusted):  $0.03

     Q2 2005 Estimates

     o   Revenues (GAAP):  $46 million to $48 million
     o   Revenues (adjusted):  $45 million to $47 million
     o   Diluted net income per share (GAAP):  $0.05 to $0.08
     o   Diluted net income per share (adjusted):  $0.08 to $0.11

DALLAS, MAY 3, 2005 -- Pegasus Solutions, Inc. (Nasdaq: PEGS), a global leader in providing technology and services to hotels and travel distributors, today reported its financial results for the first quarter ended March 31, 2005.

Lower than expected first quarter GAAP results were primarily attributable to the implementation of the company's weekly commission processing service and lower than expected revenues for the company's reservation and financial service lines. The impact of implementing weekly commission processing is expected to be substantially complete by the end of the second quarter of 2005 when a few large hotel participants convert from monthly to weekly processing.

"While I am disappointed with our first quarter financial results, I am pleased to report that we completed several key development projects during the quarter," said John F. Davis III, president, chief executive officer and chairman of Pegasus Solutions. Davis continued: "We expect the delivery of these projects will create incremental revenue, preserve existing revenue, create operating efficiencies and/or help to improve customer satisfaction."

FIRST QUARTER 2005 HIGHLIGHTS (See tables included with this release for reconciliation of GAAP to non-GAAP measures.)

     o On a GAAP basis, revenues were $41.6 million. Adjusted for the initial impact of transitioning from monthly to weekly commission processing, revenues were $43.7 million, compared to $45.3 million in the first quarter of 2004.

     o   Net loss was $1.6 million compared to $979,000 in the year-ago quarter.

     o On a GAAP basis, net loss per share was $0.08 compared to $0.04 in the same quarter in 2004.

     o Adjusted net income per diluted share was $0.03 compared to $0.06 in the first quarter of 2004.

     o EBITDA was $3.5 million, or 8 percent of revenues, compared to EBITDA of $5.1 million, or 11 percent of revenues, in the year-ago quarter.

     o Adjusted EBITDA margin was 12 percent, compared to 16 percent in the first quarter of 2004.

     o Operating cash flows remain strong and increased to $5.9 million, compared to $1.2 million in the first quarter of 2004. The initial implementation of weekly commission processing fueled this improvement.

     o Pegasus repurchased 488,000 shares of common stock at an aggregate cost of $5.9 million during the first quarter.

     o Pegasus launched weekly commission processing in March. With this enhancement to its commission processing service, both hotels and travel agencies can benefit from more efficient cash flow.

     o Pegasus also completed several other development projects during the quarter: a customer service portal, international direct deposit for travel agencies using its commission processing service, a "push-to-talk" pilot for a central reservation service (CRS) client, and a number of other enhancements to existing services.

SERVICE LINE REVIEW
-------------------

     o Representation services revenues were $15.8 million, down 4 percent compared to the prior year, primarily due to reduced pricing and the transition of a significant customer to the company's central reservation service. Increased reservation volume and average daily room rates for the company's Utell by PegasusTM service were offset by a decrease in the average commission earned.

     o Reservation services revenues were $8.9 million, down 4 percent compared to the prior year. Reduced pricing on contract renewals continued to drive the year-over-year decrease in revenue for the company's CRS. This was partially offset by the positive impact from a significant representation customer converting to the CRS service. Net CRS reservations decreased 8 percent compared to the same quarter last year.

     o Revenues for the company's financial services, adjusted for the impact of converting to weekly commission processing, were $7.7 million, up 2 percent year-over-year. Financial services revenues continued to benefit from improved average daily room rates but were partially offset by reduced pricing resulting from travel agency consolidations.

     o For Pegasus' distribution services, revenues were $6.7 million, down 5 percent from the year-ago quarter. GDS transactions increased 5 percent and Internet transactions decreased 7 percent year-over-year. However, the company has started to see the benefit of improved pricing for its Internet transactions. The decline in Internet transaction volumes reflect an increase in the percentage of Internet bookings made at hotel companies' proprietary Web sites that do not utilize Pegasus' Internet distribution service. The company continues sign new customers for its PegsTourTM service and recently announced the addition of Marriott International and Sol Melia.

     o Property services revenues of $639, 000 were negatively impacted by declining revenues from the GuestviewTM property management system
         (PMS), which Pegasus plans to sunset in 2005. During the second quarter, the company expects to deliver an upgraded version of PegasusCentralTM to its primary PMS customer - InterContinental Hotel Group (IHG). At such time, Pegasus expects a determination of whether IHG will accept the upgrade, the timing of continued installations, and the timing and amount of new and resumed billing to IHG.

FINANCIAL OUTLOOK
-----------------

Given the uncertainty of several key elements in the company's financial forecast, such as PegasusCentral and the potential for a strategic transaction, the company is withdrawing its previous fiscal year 2005 guidance and will not provide fiscal year 2005 guidance at this time. However, the company will continue to give guidance for the upcoming quarter.

"We expect the trending from price competition and decreased Internet transaction volumes to continue for the remainder of the year. We are experiencing a slower implementation of new business and our new product offerings. Once implemented, it is also taking longer for new customers to ramp up to expected volumes," said Susan K. Cole, executive vice president and chief financial officer. "We still have a healthy pipeline, but it is clear that it's not what we originally predicted for 2005."

Cole added: "Despite our first quarter performance, we are seeing a number of positive operating trends like improving average daily room rates and favorable foreign exchange rates. We are also making good progress on several key growth strategies like launching two consumer Web sites, which will add a sales channel for the independent hotels we represent, and expanding our operations in China and Latin America."

Davis concluded: "Although we are not pleased with the first quarter performance, we remain financially strong and are optimistic about our growth opportunities. We recently announced that our board engaged an investment bank to explore strategic alternatives. This action reinforces our commitment to deliver value to our shareholders. As our financial advisors evaluate the alternatives, the Pegasus management team remains focused on our core business and the growth strategies that will continue to deliver value to our customers and shareholders."

CONFERENCE CALL
---------------

Pegasus will host a conference call today at 5:00 p.m. Eastern Time and will simultaneously broadcast it live over the Internet. To access the webcast, go to www.pegs.com and click "Investor." The online archive of the webcast will be available two hours after the call for 30 days.

ABOUT PEGASUS SOLUTIONS, INC.
-----------------------------

Dallas-based Pegasus Solutions, Inc. (Nasdaq: PEGS) is a global leader in providing technology and services to hotels and travel distributors. Founded in 1989, Pegasus' customers include a majority of the world's travel agencies and more than 60,000 hotel properties around the globe. Pegasus' services include central reservation systems, electronic distribution services, commission processing and payment services, property management systems, and marketing representation services. The company's representation services, including Utell by Pegasus and Unirez by Pegasus, are used by more than 7,000 member hotels in 140 countries, making Pegasus the hotel industry's largest third-party marketing and reservations provider. Pegasus has 17 offices in 12 countries, including regional hubs in London, Scottsdale and Singapore. For more information, please visit www.pegs.com.

Some statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding future events, financial projections, estimated transaction volumes and expected average daily room rates, as well as management's expectations, beliefs, hopes, intentions or strategies regarding the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from current expectations. Factors that could cause or contribute to such difference include, but are not limited to, terrorist acts or war, global health epidemics, variation in demand for and acceptance of the company's products and services, the level of product and price competition from existing and new competitors, delays in developing, marketing and deploying new products and services, any strategic alternative undertaken by the company, as well as other risks identified in the company's Securities and Exchange Commission filings, including those appearing under the caption Risk Factors in the company's Annual Report on Form 10-K for the year ended December 31, 2004.

The conference call may include other forward-looking statements related to transaction volume and average daily room rates. Such information can be found in the presentation accompanying the conference call webcast. To access the webcast, go to www.pegs.com and click "Investor."

USE OF NON-GAAP FINANCIAL MEASURES
----------------------------------

Pegasus provides financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (GAAP). We believe that presentation of non-GAAP measures such as adjusted revenues, adjusted net income per share, EBITDA and adjusted EBITDA provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these non-GAAP measures provide investors with a better baseline for assessing the company's future earnings expectations. Our management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

Adjusted revenues consist of GAAP revenues adjusted for the items included in the accompanying reconciliation. Adjusted net income per share consists of GAAP net loss per share adjusted for the items included in the accompanying reconciliation. We believe these measures enable management and investors to more thoroughly evaluate our current performance as compared to past performance and provides a better baseline for assessing the company's future earnings expectations. However, these measures do not provide a complete picture of our operations. Therefore revenues and net income (loss) per share on both a non-GAAP basis and GAAP basis may need to be considered to get a comprehensive view of our results.

EBITDA consists of GAAP net income (loss) adjusted for the items included in the accompanying reconciliation. We believe that EBITDA provides useful information to investors about the company's performance because it eliminates the effects of period to period changes in taxes, cost associated with capital investments and interest income (expense). Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. EBITDA and adjusted EBITDA do not give effect to the cash the company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

Pegasus' calculation of adjusted revenues, adjusted net income per share, EBITDA and adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile adjusted revenues, adjusted net income per share, EBITDA and adjusted EBITDA to GAAP net loss per share are included with this release and the presentation accompanying the company's conference call webcast.

                                      # # #

                             PEGASUS SOLUTIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                                                           Three Months Ended
                                                                                                March 31,
                                                                            --------------------------------------------------
                                                                                    2005                       2004
                                                                            ---------------------     ------------------------

Revenues:
      Service revenues                                                                  $ 37,729                     $ 41,845
      Customer reimbursements                                                              3,908                        3,479
                                                                            ---------------------     ------------------------
      Total revenues                                                                      41,637                       45,324
                                                                            ---------------------     ------------------------

Costs of services (exclusive of depreciation and amortization shown separately
      below):
      Cost of services                                                                    22,111                       24,296
      Customer reimbursements                                                              3,908                        3,479
                                                                            ---------------------     ------------------------
      Total costs of services                                                             26,019                       27,775
                                                                            ---------------------     ------------------------

Research and development                                                                     838                        1,403
General and administrative expenses                                                        6,013                        6,381
Marketing and promotion expenses                                                           5,311                        4,713
Depreciation and amortization                                                              5,536                        5,882
                                                                            ---------------------     ------------------------
Operating loss                                                                            (2,080)                        (830)

Other income (expense):
      Interest expense, net                                                                 (345)                        (501)
      Other                                                                                  174                         (207)
                                                                            ---------------------     ------------------------
Loss before income taxes                                                                  (2,251)                      (1,538)

Income tax benefit                                                                           610                          559
                                                                            ---------------------     ------------------------

Net loss                                                                                $ (1,641)                      $ (979)
                                                                            =====================     ========================

Basic and diluted net loss per share                                                     $ (0.08)                     $ (0.04)
                                                                            =====================     ========================

Basic and diluted weighted average shares outstanding                                     20,762                       24,456
                                                                            =====================     ========================

                             PEGASUS SOLUTIONS, INC.
    RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                                 Three Months Ended
                                                                   March 31, 2005
                                                    -------------------------------------------

                                                    As Reported     Adjustments        Adjusted
                                                    -----------     -----------        --------

Revenues:
       Service revenues                               $ 37,729       $  2,100(1)       $ 39,829
       Customer reimbursements                           3,908           --               3,908
                                                      --------       --------          --------
       Total revenues                                   41,637          2,100            43,737
                                                      --------       --------          --------

Costsof services (exclusive of depreciation
       and amortization shown separately below):
       Cost of services                                 22,111            300(1)         22,411
       Customer reimbursements                           3,908           --               3,908
                                                      --------       --------          --------
       Total costs of services                          26,019            300            26,319
                                                      --------       --------          --------

Research and development                                   838           --                 838
General and administrative expenses                      6,013           --               6,013
Marketing and promotion expenses                         5,311           --               5,311
Depreciation and amortization                            5,536         (1,357)(2)         4,179
                                                      --------       --------          --------
Operating income (loss)                                 (2,080)         3,157             1,077

Other income (expense):
       Interest expense, net                              (345)          --                (345)
       Other                                               174           --                 174
                                                      --------       --------          --------
Income (loss) before income taxes                       (2,251)         3,157               906

Income tax benefit (expense)                               610           (936)(3)          (326)
                                                      --------       --------          --------

Net income (loss)                                     $ (1,641)      $  2,221          $    580
                                                      ========       ========          ========

Diluted net income (loss) per share                   $  (0.08)      $   0.10          $   0.03
                                                      ========       ========          ========

Diluted weighted average shares outstanding             20,762            304(4)         21,066
                                                      ========       ========          ========

                             PEGASUS SOLUTIONS, INC.
    RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
                    (In thousands, except per share amounts)
                                   (Unaudited)


                                                                                   Three Months Ended
                                                                                     March 31, 2004
                                                   -----------------------------------------------------------------------------

                                                        As Reported                   Adjustments                  Adjusted
                                                   -----------------------      -------------------------     ------------------
Revenues:
       Service revenues                                          $ 41,845                            $ -               $ 41,845
       Customer reimbursements                                      3,479                              -                  3,479
                                                   -----------------------      -------------------------     ------------------
       Total revenues                                              45,324                              -                 45,324
                                                   -----------------------      -------------------------     ------------------

Costs of services (exclusive of depreciation
and amortization shown separately
       below):
       Cost of services                                            24,296                         (1,915) (1)            22,381
       Customer reimbursements                                      3,479                              -                  3,479
                                                   -----------------------      -------------------------     ------------------
       Total costs of services                                     27,775                         (1,915)                25,860
                                                   -----------------------      -------------------------     ------------------

Research and development                                            1,403                              -                  1,403
General and administrative expenses                                 6,381                           (465) (1)             5,916
Marketing and promotion expenses                                    4,713                              -                  4,713
Depreciation and amortization                                       5,882                         (1,393) (2)             4,489
                                                   -----------------------      -------------------------     ------------------
Operating income (loss)                                              (830)                         3,773                  2,943

Other income (expense):
       Interest expense, net                                         (501)                             -                   (501)
       Other                                                         (207)                             -                   (207)
                                                   -----------------------      -------------------------     ------------------
Income (loss) before income taxes                                  (1,538)                         3,773                  2,235

Income tax benefit (expense)                                          559                         (1,408) (3)              (849)
                                                   -----------------------      -------------------------     ------------------

Net income (loss)                                                  $ (979)                       $ 2,365                $ 1,386
                                                   =======================      =========================     ==================

Diluted net income (loss) per share                               $ (0.04)                        $ 0.10                 $ 0.06
                                                   =======================      =========================     ==================

Diluted weighted average shares outstanding                        24,456                            309  (4)            24,765
                                                   =======================      =========================     ==================


       Notes:

       (1) To adjust for severance and other non-recurring costs related to the company's information technology organization.

       (2) To adjust for amortization of software and identifiable intangible assets obtained through acquisitions.

       (3) To adjust income tax expense for assumed 38% tax rate.

       (4) Represents shares issuable upon the exercise of stock options.

                           PEGASUS SOLUTIONS, INC.
   RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
                                (In thousands)
                                 (Unaudited)

                                                                         Three Months Ended March 31,
                                                                         ----------------------------
                                                                          2005              2004
                                                                         --------          --------
Total revenues                                                           $ 41,637          $ 45,324
Adjustment:
       Impact of converting from monthly to weekly commission
            processing                                                      2,100              --
                                                                         --------          --------

Adjusted revenues                                                        $ 43,737          $ 45,324
                                                                         ========          ========


Net loss                                                                 $ (1,641)         $   (979)
Reconciling items:
       Income tax expense                                                    (610)             (559)
       Interest expense, net                                                  345               501
       Other income                                                          (174)              207
       Depreciation and amortization                                        5,536             5,882
                                                                         --------          --------

EBITDA                                                                   $  3,456          $  5,052
                                                                         ========          ========

EBITDA margin                                                                   8%               11%
                                                                         ========          ========

Adjustments:
       Net impact of converting from monthly to weekly commission
            processing                                                      1,800              --
       Severance and other costs related to changes in the
            company's information technology organization                    --               2,380
                                                                         --------          --------

Adjusted EBITDA                                                          $  5,256          $  7,432
                                                                         ========          ========

Adjusted EBITDA margin                                                         12%               16%
                                                                         ========          ========

                           PEGASUS SOLUTIONS, INC.
   RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
                     (IN 000'S, EXCEPT PER SHARE AMOUNTS)
                                 (UNAUDITED)


                                                                                                    Estimated Results
                                                                                          Three Months Ending June 30, 2005
                                                               -------------------------------------------------------------------
                                                                      GAAP               Adjustments                 Adjusted
                                                               ------------------     -----------------         ------------------
 LOW END OF RANGE:
 Revenues                                                               $ 45,700                $ (700)(1)               $ 45,000
                                                               ==================     =================         ==================

 Income before income taxes                                                1,600                   950(2),(3)                2,550
 Income tax expense                                                         (576)                 (342)(4)                    (918)
                                                               ------------------     -----------------         ------------------

 Net income                                                              $ 1,024                 $ 608                    $ 1,632
                                                               ==================     =================         ==================

 Net income per share (diluted)                                           $ 0.05                $ 0.03                     $ 0.08
                                                               ==================     =================         ==================

 Weighted average shares outstanding (diluted)                            21,100                     -                     21,100


 HIGH END OF RANGE:
 Revenues                                                               $ 47,700                $ (700)(1)            $ 47,000
                                                               ==================     =================         ==================

 Income before income taxes                                                2,600                   950(2),(3)             3,550
 Income tax expense                                                         (936)                 (342)(4)               (1,278)
                                                               ------------------     -----------------         ------------------

 Net income                                                              $ 1,664                 $ 608                    $ 2,272
                                                               ==================     =================         ==================

 Net income per share (diluted)                                           $ 0.08                $ 0.03                     $ 0.11
                                                               ==================     =================         ==================

 Weighted average shares outstanding (diluted)                            21,100                     -                     21,100

 NOTES (IN 000'S):
        (1) Represents the financial services revenue impact of $700 associated with converting to weekly commission processing.

        (2) Represents the net impact of $400 associated with converting to weekly commission processing.

        (3) Represents $1,350 for the amortization of software and identifiable intangible assets obtained through acquisitions.

        (4) Assumes a 36% tax rate on both a GAAP and an adjusted basis.

                             PEGASUS SOLUTIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                   (UNAUDITED)


                                                                         MARCH 31,         DECEMBER 31,
                                                                           2005               2004
                                                                         ---------         ------------
ASSETS

Cash and cash equivalents                                               $  22,417          $  17,599
Auction rate securities                                                         -              5,650
Short-term investments                                                          -              6,001
Accounts receivable, net                                                   29,334             28,551
Other current assets                                                        9,246              9,061
                                                                        ---------          ---------
      Total current assets                                                 60,997             66,862

Goodwill                                                                  163,585            163,585
Intangible assets, net                                                      5,326              5,827
Property and equipment, net                                                82,803             80,326
Other noncurrent assets                                                    11,647             12,614
                                                                        ---------          ---------
           Total assets                                                 $ 324,358          $ 329,214
                                                                        =========          =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities                                $  30,905          $  29,531
Unearned revenue                                                            7,115              6,763
Other current liabilities                                                   6,083              5,621
                                                                        ---------          ---------
      Total current liabilities                                            44,103             41,915

Noncurrent uncleared commission checks                                      5,757              5,576
Other noncurrent liabilities                                               18,656             19,407
Convertible debt                                                           75,000             75,000

Commitments and contingencies

Stockholders' equity:
      Common stock                                                            207                211
      Additional paid-in capital                                          237,238            242,112
      Unearned compensation                                                  (402)              (408)
      Accumulated other comprehensive loss                                   (956)              (995)
      Accumulated deficit                                                 (55,245)           (53,604)
                                                                        ---------          ---------
           Total stockholders' equity                                     180,842            187,316
                                                                        ---------          ---------
           Total liabilities and stockholders' equity                   $ 324,358          $ 329,214
                                                                        =========          =========